 PWR9 AAA STRUCTURE

 Class                 Balance        Sub                   Description
 -------------------------------------------------------------------------------
 A-1               108,250,000      20.000%       c/e from A-J and subs
 A-1A              231,281,000      20.000%       c/e from A-J and subs
 A-2               358,900,000      20.000%       c/e from A-J and subs
 A-3                46,100,000      20.000%       c/e from A-J and subs
 A-AB              100,000,000      20.000%       c/e from A-J and subs
                               -------------------
 A-4A              770,594,000      30.000%       c/e from A-4B, A-J and subs
                               -------------------
 A-4B              110,085,000      20.000%       c/e from A-J and subs
 A-J               167,130,000      12.250%       c/e from subs
 subs              264,173,722

 -------------------------------------------------------------------------------
 Total           2,156,513,722
 ===============================================================================